SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                                 Amendment No. 1


        Date of Report (Date of earliest event reported): August 25, 1999


                             WARRANTECH CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                        0-13084                 13-3178732
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(State or other juris-          (Commission File Number)       (IRS Employer
 diction of incorporation)                                   Identification No.)



300 Atlantic Street, Stamford, CT                                  06901
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code  (203) 975-1100
================================================================================

Item 4. Changes in Registrant's Certifying Accountant.

(a) (1)  Former Independent Accountant.

     (i) On August 25, 1999, the Board of Directors (the "Board of Directors") of Warrantech Corporation (the "Registrant" or "Warrantech") authorized the dismissal of Ernst & Young LLP ("Ernst & Young") as its independent accountant.


     (ii) As previously reported by the Registrant on its Form 8-K dated July 15, 1999, Ernst & Young, which was retained to audit Warrantech's financial statements for the fiscal year ended March 31, 1999 ("Fiscal 1999"), because of its disagreement with the Registrant's revenue recognition policy, which disagreement will be explained in detail below, has, as of the date of this Form 8-K, neither completed its audit (the "Audit") of the Registrant's financial statements for Fiscal 1999, nor issued its report on the Registrant's financial statements for Fiscal 1999. With respect to the Registrant's two most recently audited annual financial statements, i.e. the fiscal years ended March 31, 1997 and March 31, 1998, the reports on those financial statements by the Registrant's principal accountant neither contained any adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope or accounting principles.


     (iii) Each of the Board of Directors of the Registrant and its audit committee (the "Audit Committee") participated in and approved the decision to dismiss Ernst & Young as the independent accountant for the Registrant.


     (iv) The Registrant believes that, in connection with the Audit for Fiscal 1999, there was and remains a disagreement with its former independent accountant over the Registrant's revenue recognition policy, which disagreement, if Ernst & Young had completed its Audit and delivered its report, would have caused them to make reference thereto in their report on the financial statements for Fiscal 1999.


     (A)  Disagreement  with  Ernst  &  Young  over  the  Registrant's   Revenue
Recognition Policy


     Ernst & Young, which was retained to audit Warrantech's financial statements for Fiscal 1999, has informed Warrantech that it believes that the revenue recognition policy that Warrantech has followed since 1991 is not correct, and that Warrantech should be following the straight line revenue recognition method provided for in Technical Bulletin No. 90-1 ("TB 90-1") of the Financial Accounting Standards Board ("FASB"). Ernst & Young informed Warrantech's management of its view shortly before the anticipated filing of the Registrant's Annual Report on Form 10-K for Fiscal 1999 (the "1999 Form 10-K") was due for filing with the Securities and Exchange Commission (the "SEC"). Due to the shortness of time available before the 1999 Form 10-K was due and because Warrantech disagreed with Ernst & Young's view that

TB 90-1 applied, Warrantech was not able to file its 1999 Form 10-K with certified financial statements on July 14, 1999.

Background

     Warrantech had originally requested the views of FASB and the SEC with respect to the applicability of TB 90-1 in 1991. On August 23, 1991, Warrantech's then independent accountant, Weinick Sanders Leventhal & Co., LLP ("WSL"), had a telephone conversation with a former staff member of FASB, Mr. John Griffin, in which Mr. Griffin stated that FASB had reached an informal opinion approximately one month earlier that TB 90-1 is not applicable to entities that transfer their obligor risk under extended service contracts ("ESC"), if an ESC obligor transfers risk of loss through the purchase of insurance. Mr. Griffin explained that this opinion was premised on the facts that the full cost of the insurance must be known and fixed and all risk of loss must be transferred to the carrier. Mr. Griffin further expressed the opinion that entities that transfer their risk to insurance carriers in such a manner should follow the revenue recognition guidelines in the American Institute of Certified Public Accountant's Exposure Draft Proposed Industry Accounting Guide for Insurance Agents and Brokers (the "Exposure Draft"). In a separate telephone conversation between WSL and Mr. Wayne Kauth, one of the authors of the Exposure Draft, Mr. Kauth stated that one of the major determining factors in the applicability of the Exposure Draft was the transfer of risk of loss.

     Based on Messrs. Griffin and Kauth's verbal opinions, Warrantech requested a determination from the Division of Corporate Finance ("DCF") of the SEC. The Registrant requested the agreement of the Staff of the DCF that TB 90-1 is not applicable and its concurrence with Warrantech's proportional method of revenue recognition as prescribed under the guidelines of the Exposure Draft. In a letter dated November 15, 1991, Warrantech was informed that the Staff at the DCF would not object to the conclusion of the Registrant and its independent accountant that TB 90-1 is not applicable and that the revenue recognition in the Exposure Draft is appropriate.

Ernst & Young's View

     Ernst & Young has informed the Registrant that it believes that the Registrant's revenue recognition policy should be changed because, in recent years, the Registrant's subsidiaries have been classified as the obligors for a portion of the service contracts which they administer, and as a result, the Registrant should be required to straight line its revenues over the duration of the service contracts in accordance with TB 90-1, as opposed to the current method, in which the Registrant recognizes revenues in direct proportion to the costs incurred.

     The Registrant's management believes that Ernst & Young is not correct because 100% of the risk related to the payment of claims under the service contracts is, and since 1991 has been, covered by an unaffiliated insurance company and, because of this transfer of risk, the Registrant and its subsidiaries are not exposed to any risk of payment for claims. This was the basis of the opinions expressed by the FASB member and by the DCF Staff. All of the insurance companies used by the Registrant to cover any claims made by consumers under the service contracts are rated not less than "Excellent" by A.M. Best & Company.


     Fiscal 1999 was the first year in which the Registrant engaged Ernst & Young to audit its financial statements. The previous auditing firms, each of which have certified Warrantech's financial statements since 1991, issued unqualified opinions with respect to Warrantech's financial statements, and Warrantech did not follow TB 90-1 with respect to its revenue recognition policy during any of those years.


Synopsis of Business Operations

     The Registrant, through its wholly owned subsidiaries, designs, and provides administration for ESC programs ("ESC Programs"), which are sold through retailers, utility companies and financial institutions in conjunction with their sale of consumer products such as televisions, VCR's, computers, home office equipment, stereo equipment, refrigerators and other electronic and household appliances, and dealers in automotive products such as automobiles, trucks and recreational vehicles. In addition, the Registrant offers its program development and administrative expertise and services to manufacturers and insurance companies as an administrator of warranty programs.

     An ESC Program provides the retailer's customer with an extension, for a specified period of time (or mileage, in the case of automotive related programs), of coverage similar to that provided by the manufacturer under the terms of their product warranty(s). This coverage provides an insurance arrangement for the repair or replacement of the product, or a component thereof, in the event of a failure in workmanship or parts. Except for a small deductible paid by the consumer in some of the programs, the repair or replacement will be provided by the insurance company at no cost to the consumer during the term of the contract.

     The ESC is a transaction consummated by the retailer with the consumer. Some of the transactions occur with the business being "Dealer Obligor", while other transactions occur as "Administrator Obligor". In both cases, the obligation is assumed in total by the insurer. The length of term of the ESC ranges from one year to seven years, with an average of four years.


     The payments made by the consumer for the ESC and the claims made by the consumer under the ESC are handled in the same manner regardless of whether the retailer or the Registrant is classified as the obligor under the ESC. In either instance, the Registrant acts as the intermediary between the customer, who receives the service contract, and the insurance company, which pays the claims made under the service contract. The retailer receives payment from the consumer and, after deducting a commission, forwards the balance to the Registrant as trustee for the insurance company. The Registrant, in turn, retains a fee for its Program

Development, Marketing and Sales, Regulatory Compliance and Data Acquisition efforts required in the installation of the ESC Program, and deposits the balance of the amount received from the retailer or dealer into a trust account for the benefit of the insurance company. The Registrant is designated by the insurance carrier as the Administrator or Managing General Agent of the insurance carrier that covers claims made under the service contracts administered by the Registrant. Certain of the Registrant's subsidiaries are licensed as insurance agents or brokers in most states. The monies deposited into the trust account are deemed to be premiums under the agent/administrator agreements between the Registrant and the insurance company.


     When a claim for repair is made by a consumer under the ESC, the consumer calls the Registrant. The Registrant evaluates the claim and, if it is covered, the Registrant refers the consumer to an independent repair facility to make the repair. The Registrant itself does not make the repair. After the repair is made, the Registrant causes a check to be drawn from the insurance carrier's trust account and arranges for payment to be made to the repair facility.


     Whether the retailer or the Registrant is the seller/obligor under the ESC, the risk of loss is borne 100% by the insurance company under a Contractual Liability Insurance Policy in which the retailer or the Registrant, as the case may be are named insureds. All of the ESCs marketed under the ESC Program contain a provision which explains to the consumer that he has the express right to directly assert a claim against the insurance carrier for the cost of the repair. Some states have statutes or regulations which give the consumer this "pass through" right as a matter of law. If the payments for claims under the ESCs exceed the premium reserves maintained by the insurance company, the insurance company incurs the loss and no portion of such loss may be charged to Warrantech.

     A more detailed description of the Registrant's current business operations is set forth in the Registrant's Form 10-K for Fiscal 1999.


TB 90-1 is not Applicable


     The correspondence which led to the SEC's approval of Warrantech's revenue recognition policy shows that the issue, for the purposes of revenue recognition by Warrantech, was not (and is not) who is the obligor under the service contract, but, who bears the ultimate risk of loss. The business synopsis which the SEC relied upon in issuing its approval of Warrantech's revenue recognition policy pointed out that, on the consumer product side of Warrantech's business, the insurance policy was issued directly to Warrantech rather than to the retailer. Nevertheless, as explained to the SEC, "the risk of loss is still borne by the insurer, as it has, by virtue of the terms of the insuring agreement, assumed the risk of loss incurred under the terms of the extended service contracts issued." Registrant believes that this was one of the key facts which led to the SEC approval of the Registrant's revenue recognition policy.

     Warrantech's letter to the SEC dated October 25, 1991 (the "October 1991 Letter") stated that the basis for the proposed change in the Registrant's revenue recognition policy was that, prior to the change, the Registrant's contract with its then insurer (Providence Washington) did not shift the entire risk of loss to the insurer in the event that the premiums were not sufficient to cover the claims. As explained in the October 1991 Letter, the new relationship with Warrantech's insurer provided that, regardless of whether the insurance reserves were sufficient to cover the claims, Warrantech would not be required to use its own funds to cover the obligations. That arrangement continues today. Under the agreements between Warrantech and its principal insurers, CIGNA and AIG, Warrantech has no obligation to use its funds to cover the claims under service contracts regardless of whether the claims exceed the reserves. It is the insurance company which must ultimately bear any such loss.

     It is significant to note that under the Providence Washington insurance arrangement, regardless of the terms of the particular contracts which were issued to the consumers, the fact that Warrantech had a risk of loss meant by definition that it had some residual obligation under the contract. It was not, however, this obligation that was relevant to the application of the revenue recognition policy. Rather, the relevant question was whether the insurance arrangement completely covered any obligation which Warrantech may have had. By demonstrating, as it did in the October 1991 Letter, that any obligation of Warrantech was completely covered under the new insurance arrangement, the Registrant was able to satisfy the SEC that TB 90-1 did not apply. When the October 1991 Letter provided that Warrantech "no longer had any risk of loss," that fact was not based upon a change in the relationship between Warrantech and the consumer, but, upon a change in the relationship between Warrantech and the insurer.


     Based on the foregoing, Warrantech believes that there is no merit to Ernst & Young's espoused position that, because Warrantech has become the obligor under some of the service contracts, TB 90-1 is now applicable. As noted above, the fact that Warrantech had an insurable obligation in 1991 did not cause the SEC to conclude that TB 90-1 applied. Also, Warrantech did not first become the obligor under its service contracts in Fiscal 1999; it has been the obligor for several years, and each of its prior independent accountants has issued unqualified opinions with respect to Warrantech's financial presentation.


     It is Registrant's understanding that TB 90-1 contemplates the situation in which the seller of a product is also selling a service contract relating to such product and is responsible for the repair of the product. It does not address the circumstance in which the obligation to repair the product is assumed by an insurance company with no resultant or contingent obligation on the part of the seller of the service contract. For example, paragraph 16 of TB 90-1 states that "it is the Seller's obligation to perform services . . . that determines the appropriate financial reporting of the transactions. Because that obligation extends over a period of time, immediate revenue recognition is inappropriate".

     Registrant believes that the fact that Warrantech or the dealer may be a party to, or even the seller of, the service contract has no bearing on the obligation to pay the cost of repairing the product. This is not a situation, for example, in which Warrantech or a dealer pays the cost of the repair of the product out of its own funds and seeks reimbursement from the insurance company. The premium for the coverage of the repairs is sent directly from the consumer to the insurance company (after Warrantech and the dealer take their commission) and the cost of the repair is paid in the first instance by the insurance company. For this reason, the primary obligor is the insurance company and not Warrantech or the dealer/retailer.

     Paragraph 19 of TB 90-1 reflects that the focus of the Technical Bulletin is on the assumption of risk under the service contract. In discussing whether the straight-line method or another method of revenue recognition should be applied, the Technical Bulletin referred to FAS 60 and noted that it:

          permits the recognition of revenue in proportion to amount of risk assumed by period. Therefore, proportionately higher revenue is recognized in the period of greatest risk assumption as evidenced by increased claims activity. The proposed Technical Bulletin's requirement to recognize contract revenue on a straight-line basis was revised accordingly to include this "period of risk" concept provided sufficient historical evidence indicates a pattern of service costs that is other than straight-line. [Emphasis added.]

     Registrant interprets this statement to mean that TB 90-1 concerns the entity which assumes the risk of paying the claims under the service contract. As noted, Warrantech has no such obligation even where it is the seller of the service contract. It does not assume the risk of the claim; the insurance company does. Once again, the fact that Warrantech, following the change of its insurance relationship from Providence Washington to American Hardware Mutual, no longer assumed a risk of loss, was a key fact that Warrantech relied upon in its position presented to the SEC to support the inapplicability of TB 90-1. As stated in the October 1991 Letter, "the Company (Warrantech) no longer had any risk of loss on contracts written in prior periods, nor would the Company have any risk of loss on any future contracts written."


     The Audit Committee requested WSL to compare the Registrant's present business operations to those when WSL was the Registrant's independent public accountants, and, given WSL's knowledge of the accounting pronouncements and the background conversations with members of FASB and the SEC, asked WSL whether it still concurs with management that TB 90-1 is currently inapplicable to the Registrant's business operations. WSL's letter of concurrence is attached as
Exhibit 99-1.


Anticipated Impact of Changing the Registrant's Revenue Recognition Policy

     If Warrantech were required to recognize its revenue in accordance with TB 90-1, it would have a drastically negative impact on its current and prior years' reported results and subject the Registrant to potential delisting from the Nasdaq Stock Market. Registrant's common stock was delisted from the Nasdaq Stock Market on September 2, 1999 pursuant to a decision by a Nasdaq Listing Qualifications Panel due to the Registrant's inability to file its 1999 Form 10-K for Fiscal 1999 and its Form 10-Q for the quarter ended June 30, 1999. The delay in filing these reports was due to the unresolved issue concerning the Registrant's revenue recognition policy. The Registrant is appealing the Nasdaq Panel's decision.


     The  accounting   policy  would  also  distort  the   presentation  of  the
Registrant's financial condition on an ongoing basis.

     The Registrant believes that the revenue recognition policy which it has followed over the past eight years correctly reflects the economic reality of its business because it enables the Registrant to match revenues with expenses. Under its present accounting policy, the Registrant includes in the revenue which it recognizes the premiums which it receives from the dealers and retailers because, pursuant to its agreements with the insurance companies, the Registrant is required immediately to deposit those premiums into the insurance companies' trust accounts for the payment of claims.

     On the other hand, under TB 90-1, only with respect to those contracts in which Registrant is the obligor, the Registrant would be required to defer a substantial portion of the gross profit derived from the revenues over the life of the service contracts even though the Registrant is not required to expend any of its own assets for claims which are made. The effect would be to substantially distort the results of operations and the Registrant's financial condition because of the significant delay in recognizing revenues as an offset to recognized expenses. The Registrant believes that such a presentation would be materially misleading to shareholders and others with which the Registrant does business.


     If the Registrant is required to utilize TB 90-1, assuming that the results of prior years are restated in conformity with such Technical Bulletin, it is likely that shareholders' equity would be substantially adversely impacted and would bear no relation to the Registrant's true financial condition. Nevertheless, the negative impact on reported shareholder equity could cause the Registrant to fail to satisfy Nasdaq's net equity listing criterion and potentially result in delisting of the Registrant's common stock for that reason.


     It is the Registrant's understanding that its revenue recognition policy is an industry-wide standard which is followed both by retailers (which are the direct focus of TB 90-1) and by service contract administrators.

     For example, a former principal customer of Registrant, CompUSA, is the obligor under approximately forty-six percent of the service contracts which are sold to CompUSA customers in certain states. Warrantech is identified as the "obligor" under the remainder of the contracts. In either situation, Warrantech administers the claims under the contracts and an insurance carrier is responsible for the payment of the claims. In a conversation between the Chief Financial Officer of the Registrant and the Chief Financial Officer of CompUSA on August 19, 1999, the Chief Financial Officer of CompUSA informed the Chief Financial Officer of the Registrant that CompUSA recognizes all revenue which it receives from all of the service contracts which are administered by Warrantech. CompUSA is a publicly held SEC reporting company and its financial statements are certified by Ernst & Young. If, as it appears from the conversation between the Registrant's and CompUSA's Chief Financial Officers, that TB 90-1 is not applicable to CompUSA's operations, then it would seem logical that TB 90-1 should also not be applicable to Warrantech's operations. It is the Registrant's understanding that several other major retail customers that are clients of Ernst & Young take the view that TB 90-1 is not applicable to their operations because the obligations of such retailer, under the service contracts, are fully insured by third party carriers.

     In light of the apparent inconsistency between different offices within Ernst & Young itself with respect to the applicability of TB 90-1, Ernst & Young's unwillingness to consider changing its view in light of this apparent inconsistency and its unwillingness to even further discuss the issue with the Registrant, the Audit Committee and the Board of Directors have reached the conclusion that the independence of Ernst & Young has been compromised, that an effective working relationship with Ernst & Young is no longer possible and that, as a result, its engagement as the Registrant's independent accountant should be terminated.


     If the view espoused by the individuals at Ernst & Young who are recommending the change in Warrantech's policy were to prevail, it would have an impact far beyond the Registrant's operations. As reflected by the example of CompUSA, the industry-wide practice appears to be that TB 90-1 does not apply to service contracts for which all obligations are covered by insurance provided by third party carriers. Thus, the numerous other companies involved in the service contract business, including Sears, Ford (which recently acquired Automotive Protection Corporation), General Motors Corporation, American International Group, Inc., Best Buy Co. Inc., Circuit City Stores, Inc., CNA Financial Corp., American Bankers Insurance Group, Interstate National Dealer Services, and others -- to the extent that their accounting policies are the same as that followed by CompUSA -- could potentially be impacted by such a change in policy.


     The Registrant believes that the industry practice is correct because it provides the most realistic and faithful representation of operating results - and it is far more meaningful to investors, shareholders, customers and vendors than that which would result from recognition of revenue under the TB 90-1 guidelines. The Registrant had previously announced that it would seek the views of FASB concerning its revenue recognition policy. Ernst & Young has informed Registrant that it would not accept the position of FASB if FASB determined that Registrant's revenue recognition policy was correct and that it would ask the SEC to review FASB's determination before Ernst & Young would accept it. Given the recently ascertained information which strongly indicates that the general industry-wide practice is to follow the revenue recognition policy used by the Registrant with respect to service contracts that are fully insured by third party carriers, the Registrant has decided to address this matter directly with the Chief Accountant's Office of the SEC's Division of Corporation Finance.

     (B) The Audit Committee has, independently and together, with the Board of Directors, met with and discussed the subject matter of the above-mentioned disagreement with the former independent accountants.

     (C) The Registrant has authorized Ernst & Young to respond fully to the inquiries of any successor accountant concerning the subject matter of the above-mentioned disagreement.

     (v) Reportable Events.


     During an Audit Committee meeting held on July 13, 1999 (the "July 1999 Meeting"), Ernst & Young advised the Audit Committee that a "reportable condition" existed, in that, significant accounting adjustments recorded by management in connection with the Audit, involving, among other items, allowances made for accounts receivable , insurance company claim receivables and dealer related receivables, in the amount of $5 million were necessary in order to bring these allowance balances to what Ernst & Young viewed as acceptable amounts (the "Audit Adjustments").

     The Audit Adjustments described by Ernst & Young, including a description of the amounts and the reasons therefor, are set forth in Schedule A attached hereto as Exhibit 99-2. Although all of the Audit Adjustments were recorded prior to the filing of this Form 8-K, $5,027,014 of the Audit Adjustments were not recorded prior to the Audit. As explained in Schedule A, $3,539,679 of the Audit Adjustments were not recorded prior to the Audit, primarily because of the termination of contracts with significant customers, which terminations neither occurred nor were known to the Registrant until after the financial closing of the Registrant's year end. Also as explained in Schedule A, of the remaining $1,487,335 of the Audit Adjustments, $1,173,969 were judgmental differences providing for an increase in the allowance for doubtful accounts. The remaining $313,366 of the Audit Adjustments were made as a result of the audit process. In management's opinion, the Audit Adjustments do not relate to prior periods because they relate either to events occurring in the normal course of business during the 4th Quarter or to events occurring subsequent to, but relating to, the 4th Quarter.

     The Registrant disagrees with Ernst & Young's conclusion that a material weakness in internal control exists as a result of the significant Audit Adjustments recorded because only $313,366 of the Audit Adjustments were made as a the result of discrepancies; management does not view a $313,366 Audit Adjustment to be an amount that is material in relation to the financial statements being audited or to constitute an error. As noted, the majority of the Audit Adjustments, i.e. $3,539,679, resulted from subsequent events, whereas $1,173,969 resulted from judgmental differences.

     It should be noted that Ernst & Young's report is the first instance in the fifteen-year history of Warrantech in which material weaknesses in internal controls were reported by its independent accountant to the Audit Committee. Warrantech and the Audit Committee intend to take all necessary and appropriate measures to ensure that any material weaknesses in internal controls which may exist are remedied.

     The Registrant believes that the matters reported by Ernst & Young concerning allowances made for accounts receivable involved judgments by management, which are accounting estimate issues and not material weakness in internal control issues. The accounting estimate nature of these matters is evidenced by the fact that during the course of the Audit, Ernst & Young proposed that the allowance of doubtful accounts be increased by $170,000 against an uncollected receivable of $680,000. The Registrant concurred with this proposal and adjusted its books accordingly. As of the date of this Form 8-K, $492,420 of this $680,000 receivable has been either collected or is in the process of being paid, and, management is currently taking actions necessary to obtain all relevant underlying documentation from third parties necessary to collect the remainder thereof.

     Nonetheless, the Registrant and the Audit Committee have undertaken steps to determine if Ernst & Young's allegations of the existence of material weaknesses in the Registrant's internal controls based on the Audit Adjustments are valid, or, if any other material weaknesses in internal controls exist and what corrective actions should be instituted. The Registrant and the Audit Committee also have instructed its new auditors - Weinick, Sanders, Leventhal & Co., LLP ("Weinick") - to review the Audit Adjustments and Warrantech's accounting policies and systems in their entirety in order to determine whether there are any material weaknesses in internal controls. Weinick is currently conducting the requested review of the Audit Adjustments and has reported to the Registrant that, as of the date of this Form 8-K, nothing has come to Weinick's attention that would lead it to believe that there are material weaknesses in the Registrant's internal controls. In the course of Weinick's audit, it will as noted review the Registrant's accounting policies and systems in their entirety, present its findings to the Audit Committee and recommend and oversee the implementation of any and all recommended changes.

     During the July 1999 Meeting, Ernst & Young also communicated to the Audit Committee a specific incident in which it asserted that an assistant controller of the Registrant had told representatives of Ernst & Young during the Audit that certain adjustments were made in connection with the closing of the Registrant's 4th Quarter of Fiscal 1999 (the "4th Quarter") with which the assistant controller did not agree and that the assistant controller suggested to the auditors that they should review the 4th Quarter closing adjustments.

     Ernst & Young further reported to the Audit Committee that when Ernst & Young reviewed the 4th Quarter closing adjustments, it reversed a substantial number of adjustments and that management consented to these reversals. Ernst & Young further reported to the Audit Committee that when it first told management of the information reported by the assistant controller, the Registrant's senior management asked the assistant controller, in a meeting at which representatives of Ernst & Young were present, whether he had in fact conveyed such information to Ernst & Young and the assistant controller vehemently denied that he had made any such statements to Ernst & Young. Ernst & Young has not, either during the July 1999 Meeting or at any time thereafter, provided any documentary support for its statement. The Audit Committee was informed by the Chief Financial Officer of the Registrant that there were no reversals of 4th Quarter closing adjustments recommended by Ernst & Young, and that the only adjustments recommended by Ernst & Young were the $5 million in Audit Adjustments discussed above.

     Because Ernst & Young has failed to provide management with an explanation as to exactly which 4th Quarter closing adjustments it allegedly reversed, the reasons for the discrepancy between Ernst & Young's statement that it reversed a substantial number of these adjustments and the belief by the Registrant's Chief Financial Officer that there were no reversals of 4th Quarter closing adjustments recommended by Ernst & Young other than the Audit Adjustments described above, is unknown to management at this time.

     It is, however, the view of the Registrant's Chief Financial Officer that there is no basis for that statement made by Ernst & Young. Management provided to Ernst & Young, at the beginning of the Audit, the Registrant's financial statements reflecting Income before Taxes of $4,440,904. The Registrant's Chief Financial Officer maintains that there were no reversals of fourth quarter adjustments made to change those financials. The only adjustments recorded were those set forth in Schedule A attached as Exhibit 99-2, totaling $5,027,014, and $555,545 of adjustments that the Company provided to Ernst & Young at the beginning of the audit. This adjustment of $555,545 was calculated by the Registrant subsequent to its closing process and it was provided to Ernst & Young to be included as part of their post closing adjustments.

     After recording these adjustments of $5,027,014 and $555,545 to Income before Taxes of $4,440,904 as reflected in financial statements provided to Ernst & Young, management arrives at Loss before Taxes of $1,141,655 which is what the Registrant reported in its Form 8-K dated July 15, 1999.

     While the Registrant believes that Ernst & Young's allegation relating to the reversals of 4th Quarter closing adjustments are without substance, management and the Audit Committee have commenced an investigation of the facts and circumstances relating to the communications between Ernst & Young and the assistant controller. The investigation will be conducted by independent outside counsel under the direction of the Audit Committee.


(a) (2) New Independent Accountant


     On August 25, 1999, the Registrant, as authorized by its Board of Directors, engaged Weinick Sanders Leventhal & Co., LLP ("WSL") as its new independent accountant to audit and report on the Registrant's financial statements for Fiscal 1999, and to act, on a continuing basis, as the Registrant's independent accountant, which engagement will include performing an audit of the Registrant's financial statements for the fiscal year ended March 31, 2000.

     (A) As indicated above, the Registrant recently consulted WSL when the Audit Committee requested WSL to compare the Registrant's present business operations to those when WSL was the Registrant's independent accountant in 1991, and, given WSL's knowledge of the accounting pronouncements and the background conversations with members of FASB and the SEC (as described above) asked WSL whether it still concurs with management that TB 90-1 is currently inapplicable to the Registrant's business operations.


     (B) As reflected in WSL's letter of concurrence, attached hereto as Exhibit 99, WSL concurs with the view that TB 90-1 is inapplicable to the Registrant's business operations.


     (C) As indicated above, Ernst & Young has been consulted regarding the applicability of TB 90-1 to the Registrant's business operations and disagrees with the Registrant's position on this issue.

     (D) WSL has had an opportunity to review this report.

(a)(3) Position of Former Independent Accountant

     The Registrant has provided Ernst & Young with a copy of this Form 8-K and has requested that Ernst & Young furnish it with a letter addressed to the Commission stating whether it agrees with the statements made in this Form 8-K. A copy of such letter shall be filed as an amendment to this Form 8-K within two days of its receipt by the Registrant.


Safe Harbor Statement made pursuant to the Private Securities Litigation Reform Act of 1995

     The foregoing Form 8-K may contain statements which are forward looking in nature. It should be understood that, at this time, the correct accounting policy to apply or the potential impact of the accounting policy which is ultimately adopted has not conclusively been determined. While management believes that the revenue recognition policy which the Company has followed is the proper policy, no assurance can be made that FASB or the SEC will continue to concur with the Company's position. Many accounting policies are subject to different interpretations by accountants and governing organizations.


Item 7.  Financial Statements and Exhibits.

     Exhibit 16. Letter from Ernst & Young regarding their dismissal as independent accountant will be filed as an amendment at a later date.


     Exhibit 99-1. Letter from Weinick Sanders Leventhal & Co., LLP, dated August 11, 1999, concerning the Registrant's revenue recognition policy.


     Exhibit  99-2.  Warrantech 's summary of the Audit  Adjustments  for Fiscal
1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WARRANTECH CORPORATION




Date:   September 10, 1999                By:
                                              -------------------------------
                                              Richard F. Gavino
                                              Chief Financial Officer

                                  Exhibit Index



Exhibit No.                                                                Page
-----------                                                                ----

Exhibit 16 Letter from Ernst & Young regarding their dismissal as independent accountant will be filed as an amendment at a later date.

Exhibit 99-1   Letter from Weinick Sanders Leventhal & Co., LLP, dated        16
               August 11, 1999, concerning the Registrant's revenue recognition policy.

Exhibit 99-2   Warrantech's summary of the Audit Adjustments for              18
               the Fiscal 1999.